UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation)	001-35587 (Commission File Number)	27-2249687 (I.R.S. Employer Identification No.)

1000 Winter Street Suite 3300 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (339) 970-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The Annual Meeting of the stockholders of TESARO, Inc. (the “Company”) was held on May 9, 2013 (the “Annual Meeting”).  As of March 20, 2013, the date of record for determining the stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 32,578,753 shares of Company common stock issued and outstanding and entitled to vote at the Annual Meeting.  The holders of 30,966,956 shares of the Company’s issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.  The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2013.  The vote results detailed below represent final results as certified by the Inspector of Elections.

Proposal 1

The Company’s stockholders elected the following persons, who were listed in the Company’s proxy statement for the Annual Meeting, to the Company’s Board of Directors to hold office until the next annual meeting of stockholders or until their successors are elected and qualified or until his or her earlier death, resignation or removal:

	Votes For	Votes Withheld	Broker Non-Votes
Leon O. Moulder, Jr.	28,973,291	24,786	1,968,879
Mary Lynne Hedley, Ph.D.	28,973,291	24,786	1,968,879
David M. Mott	28,450,045	548,032	1,968,879
James O. Armitage, M.D.	28,985,748	12,329	1,968,879
Lawrence M. Alleva	28,985,764	12,313	1,968,879
Arnold L. Oronsky, Ph.D.	28,965,715	32,362	1,968,879
Beth Seidenberg, M.D.	28,985,764	12,313	1,968,879
Paul Walker	28,974,591	23,486	1,968,879

Proposal 2

The Company’s stockholders ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,965,366	1,390	200	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESARO, Inc.

	By:	/s/ Richard J. Rodgers
Richard J. Rodgers
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

Dated: May 9, 2013

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